Exhibit 10.5
SERIES A PREFERRED STOCK PURCHASE AGREEMENT
     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 3rd day of July, 2008 (the “Initial Closing Date”) by and between Alon Refining Louisiana, Inc., a Delaware corporation (the “Company”), and Alon Israel Oil Company, Ltd., an Israeli limited liability company (the “Purchaser”).
     The parties hereby agree as follows:
     1. Purchase and Sale of Series A Preferred Stock.
          1.1. Sale and Issuance of Series A Preferred Stock. Subject to the terms of this Agreement, the Purchaser hereby purchases and the Company hereby sells and issues to the Purchaser 80,000 shares of the Series A Preferred Stock, par value $1,000.00 per share (the “Preferred Stock”), of the Company at a purchase price per share of $1,000.00 (the “Price Per Share”). The shares of Preferred Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares”.
          1.2. Deliveries.
               (a) Concurrently herewith, the Company has delivered or caused to be delivered to the Purchaser (i) a certificate representing the Shares being purchased by the Purchaser on the Initial Closing Date, and (ii) a duly executed counterpart signature page to the Stockholders Agreement.
               (b) Concurrently herewith, the Purchaser has delivered or caused to be delivered to the Company (i) payment of the purchase price for the Shares by wire transfer to a bank account designated by the Company, and (ii) a duly executed counterpart signature page to the Stockholders Agreement.
          1.3. Letters of Credit.
               (a) The Company and the Purchaser acknowledge and affirm that the Purchaser shall cause to be issued and delivered to Bank of America, N.A. (“Bank of America”) on the date of this Agreement, or such other date as the Company and Purchaser shall mutually agree in writing, one or more irrevocable standby letters of credit (each, a “Letter of Credit”) up to the aggregate amount of $55,000,000 in order to support the borrowing base of Alon Refining Krotz Springs, Inc., a Delaware corporation (“Krotz Springs”), under the Loan and Security Agreement by and among the Company, Krotz Springs, the banks and financial institutions listed on the signature page thereof as “Lenders”, and Bank of America, N.A., a national banking association, as administrative agent (the “Credit Agreement”).
               (b) Purchaser shall bear the expenses of the Letters of Credit. Notwithstanding the foregoing, until the earlier of (1) the release of all Letters of Credit or (2) the date which is six months following the initial issuance of the Letters of Credit, the Company shall pay to Purchaser, in consideration for causing the issuance of the Letters of Credit, a rate per annum equal to 2% of the aggregate amount of Letters of Credit outstanding. If, after compliance by the Company with its obligations under Section 3.3 of the Stockholders Agreement to attempt to replace or secure the release of the Letters of Credit, the Letters of Credit continue to remain outstanding after such six month period, Purchaser will continue to provide the Letter of Credit support for an additional six month period during which the Company shall pay to Purchaser, in consideration for continuing the Letter of Credit support, a rate per annum equal to 2% of the aggregate amount of Letters of Credit outstanding. If, after compliance by the Company with its obligations under Section 3.3 of the Stockholders Agreement, the Letters of Credit continue to remain outstanding 12 months after the original issuance of the Letters of Credit, Purchaser will continue to provide the Letter of Credit support for an additional six month period during which the Company shall pay to Purchaser, in consideration for continuing the Letter of Credit support, a rate per annum equal to 4% of the aggregate amount of Letters of Credit outstanding. If, after compliance by the Company with its obligations under Section 3.3 of the Stockholders Agreement, the Letters of Credit continue to remain outstanding 18 months after the original issuance of the Letters of Credit, the Company shall, within three days after the expiration of such 18 month period, pay to Purchaser a penalty in an amount equal to the difference between (A) the aggregate amount of payments the Company would have paid to Purchaser for the Letter of Credit support during such 18 month period if the rates described above would have been 10.75% , less (B) the aggregate amount of payments actually made by the Company to Purchaser for the Letter of Credit support during such 18 month period. Subject to receipt of the penalty payment by the Company, Purchaser will thereafter continue to provide the Letter of Credit support until such time as either the Company shall have successfully replaced the Letters of Credit or such Letters of Credit shall have been released by Bank of America, during which time the Company shall pay to Purchaser, in consideration for continuing the letter of credit support, a rate per annum equal to 10.75% of the aggregate amount of Letters of Credit outstanding.
          1.4. Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are not open for business.
          “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Stockholders Agreement” means the Stockholders Agreement by and between Alon USA Energy Inc, a Delaware corporation, the Company, the Purchaser and the other stockholders of the Company dated as of the Closing Date.
          “Transaction Agreements” means this Agreement and the Stockholders Agreement.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as of the Initial Closing Date as follows:
          2.1. Organization, Good Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted.
          2.2. Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Initial Closing Date, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Initial Closing Date, and the issuance and delivery of the Shares has been taken. The Transaction Agreements constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
          2.3. Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in Section 2.4 below, the Shares will be issued in compliance with all applicable federal and state securities laws.
          2.4. Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any U.S. federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to the Securities Act and applicable state securities laws.
          2.5. No Prohibition. No law or order of any governmental entity is in effect, or stayed pending appeal, which restrains or prohibits, or renders unlawful, either Company’s consummation of the transactions contemplated hereby. No claim, action, suit investigation or other proceeding is pending or, to the Company’s knowledge, threatened before any governmental entity, which purports to enjoin or restrain the Company or to seek relief from or against the Company, or which could result in an order prohibiting the Company from, consummating such transactions.
          2.6. No Violation. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the

Transaction Agreements will not result in any violation or default (i) of any provisions of the Company’s Certificate of Incorporation or Bylaws, each as amended to date, (ii) of any judgment, order, writ or decree binding on the Company, (iii) under any contract, agreement, note, indenture or mortgage to which the Company is a party or by which its properties and assets are bound, or (iv) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, in each case the violation of which would have a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of the Company.
     4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:
          4.1. Existence; Good Standing; Authorization. The Purchaser is a limited liability company duly formed and validly existing under the laws of Israel. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
          4.2. Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.
          4.3. Disclosure of Information. The Purchaser has had an opportunity to ask questions of and receive answers from the Company and its management regarding the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares and the Purchaser has conducted, to its satisfaction, its own independent investigation of the condition, operations and business of the Company. The Purchaser has been provided access to and an opportunity to review all information and documents (to the extent the Company possessed such information or documents or could acquire it without unreasonable effort or expense) respecting the Company in order for the Purchaser to make its own determination to proceed with the transactions contemplated by this Agreement and with the limited representations, warranties and remedies specifically bargained for in Article 3.
          4.4. Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, and are being issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including the time and manner of sale and the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.
          4.5. No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.
          4.6. Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:
               (a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. ABSENT SUCH REGISTRATION OR AN EXEMPTION FROM THE REQUIREMENT THEREFOR, NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE.”
               (b) Any legend set forth in, or required by, the other Transaction Agreements.
               (c) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.
          4.7. Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
          4.8. Foreign Investor. The Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of Israel in connection with the offer for and purchase of the Shares or any use of this Agreement, including (i) the legal requirements within Israel for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Israel.

     5. Miscellaneous.
          5.1. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          5.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
          5.3. Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          5.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          5.5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five business days after having been sent by certified mail, return receipt requested, postage prepaid, or (d) two business days after deposit with an internationally recognized express courier service, specifying same day or next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such address as subsequently modified by written notice given in accordance with this Section 5.5.
          5.6. Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least a majority of the then-outstanding Shares. Any amendment or waiver effected in accordance with this Section 5.6 shall be binding upon the Purchaser and each transferee of the Shares, each future holder of all such securities, and the Company.
          5.7. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal or unenforceable provision.
          5.8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
          5.9. Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
          5.10. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the transactions contemplated hereby.
          5.11. Certain Interpretive Matters.
               (a) Unless the context otherwise requires, (i) all references to Sections, Articles or Exhibits are to be Sections, Articles or Exhibits of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) words in the singular include the plural and vice versa, (iv) the term “including” means “including without limitation,” (v) all references to $ or dollar amounts will be to lawful currency of the United States, (vi) to the extent the term “day” or “days” is used, it shall mean calendar days, and (vi) the words “herein,” “hereby,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or other subdivision of this Agreement.
               (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.
          5.12. Independent Investigation. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS AGREEMENT, THE PURCHASER ACKNOWLEDGES AND AGREES THAT: (A) THERE ARE NO REPRESENTATIONS, WARRANTIES, STATEMENTS, ASSURANCES OR GUARANTEES MADE BY THE COMPANY OR ANY OF ITS AFFILIATES, EXPRESS OR IMPLIED, AS TO (I) THE ASSETS OF THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY, OR (II) THE LIABILITIES, BUSINESS, RESULTS OF OPERATIONS, CONDITION

(FINANCIAL, ENVIRONMENTAL OR OTHERWISE) OR PROSPECTS RELATING TO THE BUSINESS OF THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY, AND THAT IN MAKING ITS DECISION TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE PURCHASE OF THE SHARES, THE PURCHASER HAS RELIED AND WILL RELY SOLELY UPON ITS OWN INDEPENDENT INVESTIGATION, VERIFICATION, ANALYSIS AND EVALUATION; (B) THE COMPANY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION ORALLY OR IN WRITING MADE OR COMMUNICATED TO THE PURCHASER INCLUDING ANY OPINION, INFORMATION OR ADVICE WHICH MAY HAVE BEEN PROVIDED TO THE PURCHASER BY OR ON BEHALF OF THE COMPANY OR ANY AFFILIATES OF THE COMPANY, (C) NEITHER THE COMPANY NOR ANY AFFILIATE, AGENT, OR REPRESENTATIVE OF THE COMPANY HAS MADE, AND THE PURCHASER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS (BOTH GENERALLY AND FOR A PARTICULAR PURPOSE), OR CONFORMITY TO MODELS OR SAMPLES AND ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, RELATING TO THE ASSETS OF THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY; AND (D) THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE USE OR CONDITION (INCLUDING ENVIRONMENTAL USE OR CONDITION), THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER OR FROM ANY PORTION OF THE ASSETS OF THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY, COMPLIANCE WITH APPLICABLE STATUTES, LAWS, CODES, ORDINANCES, REGULATIONS OR REQUIREMENTS RELATING TO LEASING, ZONING, SUBDIVISION, PLANNING, LAND USE, BUILDING, FIRE, SAFETY, HEALTH OR ENVIRONMENTAL MATTERS, COMPLIANCE WITH COVENANTS, CONDITIONS AND RESTRICTIONS (WHETHER OR NOT OF RECORD), OTHER INTERNATIONAL, NATIONAL, REGIONAL, FEDERAL, STATE, PROVINCIAL OR LOCAL REQUIREMENTS OR OTHER STATUTES, LAWS, CODES, ORDINANCES, REGULATIONS OR REQUIREMENTS, INCLUDING ENVIRONMENTAL HEALTH AND SAFETY LAWS AND PERMITS.
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     IN WITNESS WHEREOF, the parties have executed this Series A Stock Purchase Agreement as of the date first written above.

COMPANY: ALON REFINING LOUISIANA, INC.
By:	/s/ Jeff D. Morris
	Name:	Jeff D. Morris
	Title:	President and CEO

Address: 7616 LBJ Freeway, Suite 300 Dallas, Texas 75251 Attention: General Counsel

PURCHASER: ALON ISRAEL OIL COMPANY, LTD.
By:	/s/ Yizhak Bader
	Name:	Yizhak Bader
	Title:	Chairman of the Board of Directors

Address: Europark (France Building) P.O.B. 10 Kibbutz Yakum, Israel 60972 Attention: General Counsel